CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 23, 2017, relating to the financial statements and financial highlights, which appears in Delaware Value® Fund’s (constituting Delaware Group® Equity Funds II) Annual Report on Form N-CSR for the year ended November 30, 2016. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

March 24, 2017